Exhibit 10.2(a)

Microsoft Enterprise Software Advisor Agreement
Partner Tracking Number (Microsoft or
affiliate to complete) SSI - Ø5

This Microsoft Enterprise Software Advisor Agreement is entered into between you, as the company identified below and Microsoft licensing, G.P., 6100 Neil Road, Suite 210, Reno, NV 89511 (USA) as of the effective date identified below. Each party will notify the other in writing if any of the information in the following table changes.

Company

Name of Entity		Contact Name (This person receives notices under this agreement unless a different contact for notices is provided in the notices section below.)

Software Spectrum, Inc.		Melissa Womack

Street Address		Contact E-mail Address

2140 Merritt Drive		melissa.womack@softwarespectrum.com

City	State	Phone

Garland	TX	972 - 864 - 5222

Country	Postal Code	Fax

USA	75041	972 - 864 - 7889

Name of Microsoft’s Account Manager

Eric Zarski (ezarski@microsoft.com.)

If notices should be sent to someone or some place other than provided above, complete the relevant portions below:

Name of Entity		Contact Name

Software Spectrum, Inc.		Legal Department

Street Address		Contact E-mail Address

2140 Merritt Drive		rebecca.tankersley@softwarespectrum

City	State	Phone

Garland	TX	972 - 864 - 3410

Country	Postal Code	Fax

USA	_______	972 - 864 - 7889

Notices to Microsoft should be sent to: Microsoft One Microsoft Way Redmond, WA 98052 (USA) Attn: Worldwide Channel Strategy		Copies should be sent to: Microsoft Law and Corporate Affairs One Microsoft Way Redmond, Washington 98052 (USA) Attn:

Enterprise Software Advisor Agreement	Cover Pages	Page 1 of 12

Microsoft Confidential Information

By signing below, (i) you represent that the information you provided in each of the attached forms is accurate, (ii) you acknowledge and agree that you have read and understood this agreement and the program guidelines located on the program Web site which are incorporated herein by this reference, and (iii) agree to be bound by them. You acknowledge that you have access to the World Wide Web.

Company	Contracting Microsoft Company

Name Software Spectrum, Inc.	Name Microsoft Licensing, G.P.

Signature	Signature

/s/ Rebecca E.G. Tankersley	/s/ Kurt Beard
Printed Name	Printed Name
Rebecca E.G. Tankersley	Kurt Beard
Printed Title	Printed Title
VP & General Counsel	Director Commercial Ops
Signature Date	Effective Date
7 - 12 - 04	July 1, 2004

Expiration Date:
June 30, 2005

Please return TWO SIGNED ORIGINALS of this agreement to the following address for approval and processing:

Microsoft Licensing, G.P.

6100 Neil Road, Suite 210

Reno, NV 89511

Attn: Licensing Operations

Enterprise Software Advisor Agreement	Page 2 of 12

Microsoft Confidential Information

Company Information Form

You must notify us in writing if any information provided on this Company Information Form changes.

Account Contact Information

Name of Company Account Contact
Melissa Womack

Company Account Contact Email Address

melissa.womack@softwarespectrum.com

Title of Company Account Contact

VP- mktg. & Bus.Dev.

Address (if different from page 1)
___________________________________________________ ____________________________________________________

Company Account Contact Telephone Number (country code – area code – phone number) 1 - 972 - 864 - 5222

Company Account Contact Facsimile Number (country code – area code – phone number) 1 - 972 - 864 - 7889

Reporting Contact Information	Fee Payment Contact Information

Name of Company Reporting Contact	Name of Company Fee Payment Contact
George Barrett	Leota Kraft

Company Reporting Contact Email Address	Company Fee Payment Contact Email Address
george.barrett@softwarespectrum.com	leota.kraft@softwarespectrum.com

Title of Company Reporting Contact	Title of Company Fee Payment Contact
mgr. - licensing	Sr. Mgr. Acctg.

Address (if different from page 1)	Address (if different from page 1)
___________________________________________________ ___________________________________________________	___________________________________________________ ___________________________________________________

Company Reporting Contact Telephone Nummber (country code – area code – phone number) 1 - 972 - 864 - 3929	Company Fee Payment Contact Telephone Number (country code – area code – phone number) 1 - 972 - 864 - 5378

Company Reporting Contact Facsimile Number (country code – area code – phone number) 1 - 972 - 864 - 7889	Company Fee Payment Contact Facsimile Number (country code – area code – phone number) 1 - 972 - 864 - 3299

Enterprise Software Advisor Agreement	Cover Pages	Page 3 of 12

Microsoft Confidential Information

Microsoft Enterprise Software Advisor Services Agreement

Terms and Conditions

1. Purpose. This agreement sets out the terms and conditions on which you may act as a non-exclusive enterprise software advisor for support in the licensing of Microsoft enterprise software agreements in the territory defined in section 2.11 below. We offer the enterprise software advisor program only in conjunction with the licensing of licensed software pursuant to enterprise enrollments.

2. Definitions. In this agreement, “we”, “us” or “Microsoft” means Microsoft Licensing, GP and its affiliates and “you” means the company that has entered into this agreement with us. In addition, the following definitions apply:

2.1 “affiliate” means any legal entity that owns you or us or that is under common ownership with you or us. Ownership means control of more than a 50% ownership interest.

2.2 “customer” means the company or individual (other than you or your affiliate) that enters into an enterprise agreement or enterprise enrollment for licensed software.

2.3 “enterprise software advisor” or “ESA” means an entity that we have authorized to receive payment from us in exchange for certain services.

2.4 “enterprise software advisor fees” or “ESA fees” means the fees described herein that may be earned by you for performance under this agreement.

2.5 “enterprise agreement” means the Microsoft Enterprise Agreement 6.X or any successor agreements, in such form as we determine.

2.6 “enterprise enrollment” means any enrollment relevant to the enterprise agreement and any successor agreement, which is entered into by a customer and us.

2.7 “incremental revenue” means (i) for enterprise agreements, revenue for additional desktops added to the enterprise agreement during an annual true-up (excluding those additional desktops added as part of an acquisition, merger, takeover, consolidation or other similar transaction) and revenue for the first order for additional licensed software added more than 60 days after our execution of the enterprise agreement, and (ii) for enterprise subscription agreements, revenue for the first order for additional software added more than 60 days after our execution of the enterprise agreement.

2.8 “licensed software” means the Microsoft software that we will designate from time to time, that may be reproduced and run by customers under any form of enterprise enrollment.

2.10 “program Web site” means the Web site located at http://www.explore.ms.

2.11 “territory” means the 50 United States, the District of Columbia, the United States territory of Guam, and Canada.

2.12 “timely” means our receipt of an enterprise agreement or enterprise enrollment, executed by the customer, within fifteen (15) business days from execution or our receipt of a customer’s true-up report by the date required in the program guidelines.

2.13 “valid” means either.

Our receipt of an enterprise agreement or enterprise enrollment that is:

1.	Completed by the customer and you,

2.	Free from errors,

3.	Containing all information required to be completed (including all associated checklists)

5.	In the form provided by us, and

6.	Signed by the customer.

Our receipt of a customer’s true-up report containing:

1.	All information required to be completed by the customer,

2.	Which you believe to be an accurate account of the customer’s true-up activity.

Enterprise Software Advisor Agreement	Page 4 of 12

Microsoft Confidential Information

3. Program.

3.1 Support and services. Enterprise software advisors perform certain services for Microsoft. Each of our customers will designate an enterprise software advisor on each enterprise enrollment signed by the customer. We will notify you when you are designated by a customer as its enterprise software advisor, at which time you must perform the functions requested by the customer in accordance with the attached schedule A.

3.2 License Support Call Center. You must maintain a license support call center for customers who have designated you as their enterprise software advisor. Your license support call center must be available a minimum of eight (8) hours per day, Monday through Friday.

3.3 Change of enterprise software advisor. A customer may change its designated enterprise software advisor in accordance with the terms of its enterprise agreement. The customer is responsible for notifying you of any termination of its designation. If a customer changes its enterprise software advisor, you will not be entitled to any compensation for the customer’s orders or payment received by us after the termination date. You agree that we have no liability to you arising from a customer’s decision to change its enterprise software advisor.

3.4 Enterprise agreements. We and the customer will be the only parties to enterprise agreements and enterprise enrollments. This agreement does not give you any title, interest, license or right in or to any licensed software or other Microsoft services. You have no authority to vary the terms and conditions of any enterprise agreements or enterprise enrollments.

3.5 Non-exclusive. This agreement is non-exclusive. You may enter into agreements or contractual relationships with other parties to license, use, recommend or support non-Microsoft software and services. Nothing in this agreement requires you to license, use, recommend or support Microsoft software or services exclusively. You acknowledge that we remain free to license licensed software or deliver services in any way we choose, and at the prices and on the terms we decide to offer.

3.6 Enterprise software advisor fees. The purpose of an enterprise software advisor fee is to compensate you for providing support and services to customers, and not for services you render on behalf of a customer when the customer pays you directly. You are entitled to receive an enterprise software advisor fee when we receive payment in full of each individual invoice for licensed software under an enterprise enrollment under which you have been designated as the enterprise software advisor and for so long as the designation remains current. Enterprise software advisor fees are outlined on schedule B.

•	Enterprise software advisor fees are net of any taxes or governmental charges collected from the customer, and net of returns and adjustments. The enterprise software advisor fee level will be set on the date the enterprise enrollment is executed by us and will not be adjusted for increases or decreases in desktop commitment.

•	All enterprise software advisor fees are payable only on licensed software under enterprise enrollments where your designation by the customer is current and will not be paid if an enterprise enrollment with respect to which you have been designated expires or terminates or is withdrawn for any reason. Enterprise software advisor fees will be paid only to the enterprise software advisor of record at the time we invoice the customer.

•	Payment of enterprise software advisor fees is dependent on your satisfactory performance of the functions specified in schedule A, as determined by us in our sole but reasonable discretion. We may withhold or reduce enterprise software advisor fees for any individual enterprise enrollment at our discretion (not to exceed the percentages outlined on schedule B) if you are in breach of any of your obligations under this agreement.

•	Enterprise software advisor fees will not be paid for any other agreement between the customer and us or for any customer order for services other than provided under the applicable enterprise agreement or enterprise enrollment. You do not expect and are not entitled to any payments for your activities under or relating to this agreement other than fees as stated in this agreement.

•	If we allow a customer to make unequal annual payments, the annual enterprise software advisor fee will be calculated as if all annual payments were equal. Additionally, if a customer elects to combine all annual payments into one, the enterprise software advisor fee will be calculated as if the customer made equal annual payments for each year of the agreement.

•	If the customer receives a credit from us, we will adjust your enterprise software advisor fee to reflect such credit.

Enterprise Software Advisor Agreement	Page 5 of 12

Microsoft Confidential Information

3.7 Payment of enterprise software advisor fees. Semi- monthly, we will provide you with an enterprise software advisor fee payment report showing the relevant details of each enterprise enrollment invoice paid in full (full payment of pre-approved installment payments is considered payment in full) to us during the previous semi-monthly period to which you are entitled an enterprise software advisor fee, including any compliance deductions. You will submit a valid invoice to us for the total enterprise software advisor fee payment amount indicated, and in accordance with any additional instructions supplied in the transmission of the enterprise software advisor fee payment report. We will pay you the enterprise software advisor fee within 10 days of the date we receive a valid invoice from you. All payments will be in the form of Automated Clearinghouse wire transfer. In order to receive payment, you must maintain up-to-date wire transfer information on record with us. Any changes to your wire transfer information must be submitted to us in the form provided by us. You agree to promptly notify us of any change to the information supplied. If you have any questions regarding enterprise software advisor fee payments, you must notify us in writing within 30 days of receipt of the enterprise software advisor fee payment report, after which time all payments shall be treated as final. You must invoice us for enterprise software advisor fees within 90 days after transmission of the enterprise software advisor fee payment report.

3.8 Relationship with other roles. If at any time before the effective date you have been a Large Account Reseller or Authorized Direct Reseller for Open License Value appointed by us or any of our affiliates, you acknowledge and agree that such role, and any contract under which you are engaged to carry it out, are separate and distinct from your role under this agreement. You are not eligible to receive an enterprise software advisor fee for any licensed software you or any of your affiliates acquire or for any services we provide to you or any of your affiliates.

3.9 No obligation to others. We are not obligated to any third parties who might claim rights under this agreement or to pay enterprise software advisor fees to any person or business entity other than you, unless we are ordered by a court of law to do so.

3.10 Applicable law; laws relating to fees and fee sharing. You agree to comply with all applicable laws and regulations. In your dealings with customers these laws may include provisions related to corrupt practices, corrupting benefits and secret commissions.

4. Disclosure; Potential Conflicts of Interest

4.1 Potential conflicts of Interest. When you recommend licensed software for which you perform presales support and other services to receive an enterprise software advisor fee from us, you have a potential conflict of interest if you and the customer have a contract or other business arrangement under which the customer pays you for software recommendation or services that are similar to presales support or other services for which you receive an enterprise software advisor fee.

If you have a potential conflict of interest, then you must meet each of the following requirements before you will receive an enterprise software advisor fee:

•	You must not act in a manner that puts your interest in the enterprise software advisor fee ahead of the customer’s interest so as to be unfair to the customer. We and you agree that the enterprise software advisor fee is not intended to pay you for doing so.

•	As soon as you realize there may be a potential conflict of interest, you must disclose to the customer in writing that you will be receiving a fee from us if you are named as the enterprise software advisor.

4.2 Confirmation to us. If we request, you must confirm to us in writing that you have met the requirements of this section 4 before you can receive an enterprise software advisor fee.

4.3 Software Advisor Fee Customer Restriction. Subject to the requirements and prohibitions of applicable law, you will not pay to or share with a customer any portion of your enterprise software advisor fee, either directly or by credit against or reduction of any amounts the customer owes or would otherwise owe to you.

Enterprise Software Advisor Agreement	Page 6 of 12

Microsoft Confidential Information

5. Other Obligations.

5.1 No representations. You must not make any representation or warranty with respect to any licensed software or services to any customer on our behalf.

5.2 Indemnity. A company claim is any third party claim or allegation against us arising out of or in connection with any default, breach or alleged default or breach of your obligations, promises, representations, warranties or agreements under this agreement, or any other act or omission on your part relating to your role as an enterprise software advisor under this agreement. You agree to defend us against and pay the amount of any adverse final judgment (or settlement to which you consent) resulting from any company claims. We will promptly notify you in writing of the company claim, specify the nature of the claim and the relief sought. We will provide reasonable assistance in the defense of the company claim. At our option and cost, we may participate in the selection of counsel, defense and settlement of any company claims covered by this section. If we choose to participate in the selection of counsel, defense and settlement of company claims, the parties will work together in good faith to reach decisions that are mutually acceptable to both parties. You must not settle any company claim without our prior written consent, which we will not unreasonably withhold.

6. Warranties; Limitation of Liability.

6.1 Warranties. We warrant that we will use reasonable care and skill to administer the program. However, your effort and resulting performance are completely under your control. We do not guarantee your satisfaction with the program or your results. Except for loss and damage which cannot be limited or excluded under applicable law, WE DISCLAIM ON OUR OWN BEHALF AND ON BEHALF OF OUR AFFILIATES AND SUPPLIERS ALL OTHER WARRANTIES OF ANY KIND WHETHER EXPRESS OR IMPLIED. THIS LIMITATION INCLUDES, BUT IS NOT LIMITED TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, SATISFACTORY QUALITY, AND FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. You agree to defend, indemnify and hold our affiliates and us harmless from any claim (including without limitation, reasonable costs and attorneys’ fees) arising from your acts or omissions (and those of your agents) relating to your performance of this agreement. This limited warranty gives you specific legal rights. You may have others that vary by state/jurisdiction. For purposes of this section, when we use “warranty”, we include any other applicable terms or conditions.

6.2 Disclaimers and limitations of liability. IN THE ABSENCE OF FRAUD THE FOLLOWING WILL APPLY. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOSS (WHETHER DIRECT OR INDIRECT) OF PROFITS, BUSINESS OR ANTICIPATED SAVINGS. IN ADDITION, THERE IS NO LIABILITY FOR ANY OTHER INDIRECT. CONSEQUENTIAL, PUNITIVE. INCIDENTAL OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER FOR SUPPORT SERVICES. TERMINATION OR OTHERWISE). THE ONLY REMEDY THAT THE PARTIES MAY HAVE FOR ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER FOR PRESALES OR OTHER SUPPORT SERVICES, TERMINATION OR OTHERWISE) IS TO TERMINATE THIS AGREEMENT. THESE TERMS APPLY REGARDLESS OF THE FORM, CAUSE OF ACTION OR THE ALLEGED BASIS OF THE CLAIM (INCLUDING NEGLIGENCE). THIS SECTION DOES NOT APPLY TO SECTIONS 5 OR 12.5. THIS SECTION IS ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY LAW. Our liability for loss or damage of any kind (including loss or damage caused by negligence) is reduced to the extent that you or your agents caused or contributed to that loss or damage.

6.3 Application. The limitations on and exclusions of liability for damages in this agreement apply to the maximum extent permitted by applicable law regardless of whether the liability is based on breach of contract, tort (including negligence), strict liability, statute, breach of warranties or any other legal theory. Even if another part of this agreement says otherwise, you may have the benefit of certain rights or remedies pursuant to local laws in which liability may not be excluded.

7. Insurance. At all times when you are performing services under this agreement, you will procure and maintain insurance which meets or exceeds industry standards in your country or region. You will provide us with certificates of insurance evidencing this coverage on request.

8. Term and termination.

8.1 Term. Unless terminated earlier, this agreement will remain in effect until June 30, 2005. You agree that you have no expectation that this agreement will be renewed or that we will enter into a new agreement with you.

Enterprise Software Advisor Agreement	Page 7 of 12

Microsoft Confidential Information

8.2 Termination without cause. By giving the other party 60 calendar days’ notice, either party can terminate this agreement at any time without cause. Neither party will be responsible to the other for any losses, costs or damages resulting from the termination of this agreement, including, without limitation, any loss of goodwill, business or profits.

8.3 Termination for cause. If a party has breached this agreement or there is other cause for termination, the terminating party will give 30 calendar days notice and opportunity to cure. If the cause for termination is of the type that is not curable (such as breach of sections 5 or 12.5), termination will take effect immediately upon notice from the party who is not in breach. We retain our other rights and remedies.

8.4 Statutory form. Without any liability to you, we reserve the right to either terminate or vary this agreement without use of a statutory form, including circumstances where a statutory form is required.

8.5 Effect of termination. When this agreement is no longer in effect, you must immediately stop using any rights and benefits granted by this agreement and the program. You must also destroy all enterprise software advisor materials. We may direct all of the customers for whom you have been acting as enterprise software advisor to a newly designated enterprise software advisor. You will not be entitled to an enterprise software advisor fee for such customers’ customer orders or payments received by us after the date when this agreement is no longer in effect.

8.6 Waiver of rights and obligations. To the extent necessary to implement the termination of this agreement, each party waives any right or obligation under any applicable law or regulation to request or obtain intervention of the courts to terminate this agreement.

8.7 Survival. Sections 5, 6.2, 8.5, 9, 11, and 12 of this agreement will survive its termination or expiration.

9. Taxes.

9.1 Taxation. The amounts to be paid to you under this agreement do not include any foreign, U.S. federal, state, provincial, local, municipal or other governmental taxes (including without limitation goods and services taxes), stamp or documentary taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under or any supply made under this agreement. However, you must pay to us any applicable value added, goods and services, sales or use taxes or like taxes that are owed by you solely as a result of entering into this agreement and which are permitted to be collected from you by us under applicable law. You may provide to us a valid exemption certificate in which case we will not collect the taxes covered by such certificate. We are not liable for any of your taxes that you are legally obligated to pay which are incurred or arise in connection with or related to the sale of goods and services under this agreement, and all such taxes (including but not limited to net income or gross receipts taxes, franchise taxes, and/or property taxes) shall be your financial responsibility. Where such taxes are imposed on us by law, you must pay us an amount on account of such taxes as invoiced by us to you. You agree to Indemnify, defend and hold us harmless from any taxes (including sales or use taxes paid by you to us) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ and legal fees) and any other liabilities of any nature whatsoever related to such taxes.

Unless otherwise expressly stated, all amounts stated to be payable under this agreement are exclusive of Goods and Services Tax (GST), Canada Harmonized Sales Tax (HST) and Canada Quebec Sales Tax (QST). If an amount payable under this agreement is consideration for a taxable supply, an additional amount on account of the GST/HST/QST liability for that taxable supply will be payable by the recipient of the supply. The recipient must pay the GST/HST/QST in addition to and at the same time as payment for the taxable supply is required to be made.

9.2 Tax treatment. This tax section shall govern the treatment of all taxes arising as a result of or in connection with this agreement notwithstanding any other section of this agreement or any other document included in this agreement.

10. Reservation of Rights. We expressly reserve the right to terminate any customer’s status as a customer in the event the customer fails to comply with the terms of its enterprise agreement or enterprise enrollment. We will promptly notify you of the termination of any customer for which you are the enterprise software advisor. If we terminate a particular customer, you will not have any claim against us for damages or lost profits resulting from such termination.

Enterprise Software Advisor Agreement	Page 8 of 12

Microsoft Confidential Information

11. General.

11.1 Entire agreement; modification. This agreement consists of (1) the cover pages, (2) the attached company information form, (3) the attached Microsoft enterprise software advisor services agreement terms and conditions, and (4) the program guidelines located on the program Web site (which may change from time to time) and forms the entire agreement concerning the Microsoft enterprise software advisor program. This agreement supersedes any prior or contemporaneous communications. Except as expressly provided herein, this agreement can only be changed by an amendment agreed to by both parties, except that we may change the program guidelines with respect to processes and guidelines relating to program administration, policies, procedures and similar changes.

11.2 Notices. All notices and requests in connection with this agreement must be sent in a manner that confirms delivery, to the addresses and numbers listed on the first page of this agreement. Notices are considered delivered on the date shown on the confirmation of delivery.

11.3 Assignment. Either party may assign this agreement at any time to an affiliated company, provided that the affiliated company is not in direct competition with us; otherwise, this agreement may not be assigned, subcontracted, or otherwise transferred, by agreement, operation of law, or otherwise without the prior, written approval of the other party.

11.4 Confidentiality.

The terms and conditions of the non-disclosure agreement listed in the table below apply to exchanges of information that take place under this agreement.

NAME OF NON-DISCLOSURE AGREEMENT	DATE
Microsoft Corporation Non-Disclosure Agreement between	March 12, 2001
Microsoft Corporation and Level 3 Communications, LLC

If no agreement is listed, the following terms and conditions apply:

11.4.1	“Confidential information” means nonpublic information that you, we, or an affiliate designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential.

11.4.2	You and we must refrain from disclosing any confidential information of the other for five years following the date of disclosure, except that if the confidential information contains personal information (such as customer contact information), there is no time limit regarding non-disclosure.

11.4.3	However, confidential information may be disclosed in accordance with a judicial or other governmental order, if the receiving party either. (i) gives reasonable notice of the order to allow the other party a reasonable opportunity to seek a protective order or otherwise prevent or restrict its disclosure, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will protect the confidential information to the maximum level allowed under applicable law or regulation.

11.4.4	The term “residuals” means information in intangible form, which is retained in memory by persons who have had access to the confidential information, including ideas, concepts, know-how, or techniques contained therein. You and we are free to use the residuals resulting from access to or work with confidential information for any purpose, however, the receiving party may not disclose the confidential information except as expressly permitted pursuant to the terms of this agreement The receiving party will not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. This sub-paragraph does not grant a license to the receiving party under the disclosing party’s copyrights or patents.

11.4.5	One party may provide the other party with suggestions, comments or voluntary feedback if it does not violate any other contractual or legal obligations. This feedback may be used, disclosed, reproduced, licensed, distributed and exploited by either party without obligation or restriction of any kind. Unless the parties specifically agree in writing, this feedback, even if designated as confidential, will not create a confidentiality obligation.

11.4.6	Upon termination or expiration of this agreement, within 10 days and at our sole discretion, you will either (i) return all documents and materials (including any and all copies) containing customer information, together with all other materials and property in your possession or under your control or (ii) destroy all such specified documents and materials (including any and all copies) and provide us with a certificate of destruction signed by an officer of your Company.

Enterprise Software Advisor Agreement	Page 9 of 12

Microsoft Confidential Information

Notwithstanding the foregoing, even if a non-disclosure agreement is listed in the table above, you agree to keep in confidence any customer information given to you by us under the terms of this agreement. You also agree to take reasonable security measures to protect the customer information from unauthorized use, access, disclosure, alteration or destruction. Security measures will include access controls, encryption and any other security means that are required to comply with applicable laws.

11.5 Relationship between you and us. Even though we may call you a ‘partner”, you are an independent contractor for all purposes regarding this agreement and its provisions. At no time do you have the power to (i) bind Microsoft, (ii) vary any terms, conditions warranties or covenants made by Microsoft or (iii) create in favor of any person any rights that we have not previously authorized in writing. Neither this agreement nor any of its provisions, will be construed as creating a partnership (as such term is used in applicable partnership laws to designate a legal partnership entity), joint venture, agency, or franchise relationship or any fiduciary duty between us.

11.6 Language. We offer this agreement in several languages. The language version in which you accept this agreement will control. If you are in Canada, it is our express wish that this agreement, and any associated program documentation, be written and signed in English. C’est la volonté expresse des parties que la présente convention ainsi que les documents qui s’y rattachent soient rédigés en anglais.

11.7 Severability. If a court holds any provision of this agreement to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and we will amend this agreement to give effect to the stricken clause to the maximum extent possible.

11.8 Waiver. No waiver of any breach of this agreement will be a waiver of any other breach and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

11.9 No representations. You acknowledge that Microsoft has not made any representation to you about Microsoft materials on which you have relied in deciding to acquire them or to enter into this agreement. You warrant that you have relied on your own skill and judgment or that of your advisers in relation to these matters. However, neither party limits or excludes liability for fraudulent misrepresentations.

11.10 Anti-Piracy. You will report to us, as soon as possible after you notice any suspected counterfeiting, piracy or other infringement of copyright in computer programs, manuals, marketing materials or other copyrighted materials owned by us and you will reasonably cooperate with us in the investigation of counterfeit, pirated or illegal software.

11.11 Order of precedence. With any inconsistency between these terms and conditions and the program guidelines, the agreement will prevail over the program guidelines.

12. Applicable law; attorneys’ fees. This agreement is governed by the laws of the State of Washington. The parties consent to exclusive jurisdiction and venue in the courts sitting in King County, Washington. You waive all defenses of lack of personal jurisdiction and forum non conveniens. This choice of jurisdiction and venue does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights, confidentiality obligations or enforcement of recognition of any award or order in any appropriate jurisdiction. If either party commences litigation in connection with this agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and other expenses.

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Microsoft Confidential Information

Microsoft Enterprise Software Advisor Agreement

Schedule A – Example of Enterprise Software Advisor functions for all fee levels

You will be required to perform Enterprise Software Advisor functions at the request of your individual customers. Such activities may include, but are not limited to, the following:

•	Pre-Sales and Post-Sales activities (both new and renewing agreements):

•	Pre-sales profiling of customer agreement eligibility

•	Software licensing asset management

•	Desktop counts

•	Affiliate requirements

•	Additional product requirements

•	Consultation and explanation of licensing options

•	Program comparisons

•	Licensing expertise

•	Contract Management activities:

•	Provide customer assistance with the entry of order/agreement information

•	Provide timely and accurate submission of valid Enterprise Agreements and Enterprise Enrollments to Microsoft Operations Centers

•	License Reporting activities:

•	Track and report license acquisition history

•	Track accurate desktop counts, including mergers & acquisitions

•	Provide timely and accurate submission of additional Enterprise Software Product orders and supplemental media orders to Microsoft Operations Centers

•	Provide the Enterprise customer with status and tracking information resulting from supplemental media orders

•	True-up Management activities:

•	Track and report additional products

•	Provide timely and accurate submission of valid True-up reporting to Microsoft Operations Centers

•	Licensing Support activities:

•	Provide phone support of licensing questions and issues (covering the lead customer and its affiliates for which ESA functions are being provided for)

•	Provide ongoing program & product licensing expertise

•	Staff a licensing helpdesk

•	Provide load and leave services

Enterprise Software Advisor Agreement (North America)	Schedule A	Page 11 of 12

Microsoft Confidential Information

Microsoft Enterprise Software Advisor Agreement

Schedule B – Enterprise Software Advisor Fees

Fee Level	Customer Segment	Enterprise Software Advisor Fee
1	6,000+ Desktops	All Enrollments:

Year one: ***% of initial licensed software acquisitions

Each additional year of the initial term: ***% of initial licensed software acquisitions

***% for incremental revenue

2	750-5,999 Desktops	All Enrollments:

Year one: ***% of initial licensed software acquisitions

Each additional year of the initial term: ***% of initial licensed software acquisitions

***% for incremental revenue

3	<750 Desktops	All Enrollments:

Year one: ***% of initial licensed software acquisitions

Each additional year of the initial term: ***% of initial licensed software acquisitions

***% for incremental revenue

4	Unlimited Access and Infrastructure	All Enrollments:

Year one: ***% of initial licensed software acquisitions

Each additional year of the initial term: ***% of initial licensed software acquisitions

5	Retail	All Enrollments:

Year one: ***% of initial licensed software acquisitions

Each additional year of the initial term: ***% of initial licensed software acquisitions

***% for incremental revenue

6	Non-Standard Enterprise Commitments

All Enrollments:

From time to time we may execute a non-standard enterprise agreement to accommodate a specific implementation scenario or business structure. For those agreements, we will provide you with a custom fee schedule specific to the individual enterprise agreement.

***	Information omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Securities and Exchange Commission.

Enterprise Software Advisor Agreement (North America)	Page 12 of 12